SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant [ X ]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]	Preliminary Proxy Statement
[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ]	Definitive Proxy Statement
[X]	Definitive Additional Materials
[ ]	Soliciting Material Pursuant to Sec. 240.14a-11(c) or Sec. 240.14a-12

DFA Investment Dimensions Group Inc.
Dimensional Investment Group Inc.
The DFA Investment Trust Company
Dimensional Emerging Markets Value Fund Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[ X ]	No fee required.
[ ]	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

1.	Title of each class of securities to which transaction applies:
2.	Aggregate number of securities to which transaction applies:
3.	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
4.	Proposed maximum aggregate value of transaction:
5.	Total fee paid:

[ ]	Fee paid previously with preliminary proxy materials.
[ ]	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1)	Amount Previously Paid: ____________________________________________________________
2)	Form, Schedule or Registration Statement No.: ____________________________________________________________
3)	Filing Party: ____________________________________________________________
4)	Date Filed: ____________________________________________________________

Level II/III Script

Good morning/afternoon/evening. I’m calling from the Altman Group. We have been retained by the DFA funds to ask shareholders to vote their shares in the special meeting of shareholders that is taking place on June 2. [Mention that the call is on a recorded line.]

May I please speak with ______________?

(Re-greet if necessary)

Mr./Mrs./Ms. (insert last name), our records indicate that there is no vote registered for your shares. Because the meeting is taking place in a few days, we are calling on behalf of the funds to register shareholders’ votes by phone. May I quickly secure your vote now over the phone?

The Board has recommended a vote in favor of all proposals. Would you like to vote along with your Board’s recommendation? (Pause)

Would you like to vote all of your accounts accordingly?

*Confirmation – I am recording your (in favor/against/abstain) vote. For confirmation purposes:

  Please state your full name. (pause for response)
  According to our records, you reside in (city, state, zip code). (pause)
  To ensure that we have the correct address for the written confirmation, please state your street address. (pause for response)

Thank you. You will receive written confirmation of your voting instructions in 3 to 5 business days. Once you receive your confirmation, if you have any questions, feel free to contact us at the toll free number listed on the confirmation. Mr./Ms. ___________, your vote is important and we appreciate your time. Thank you and have a good (insert appropriate closing).

REBUTTALS

If shareholder states:

  Undecided
  Will Vote by mail/internet

If quorum is not reached by the meeting date, there is a possibility that the meeting will have to be adjourned to a later date. Adjournments can become costly to the fund as the fund will need to send out proxy materials to all shareholders who have not yet voted. If you record your vote by phone, within 3 to 5 business days you will receive written confirmation that your shares will be represented at the meeting. Would you like to record your vote today so your shares will be counted towards quorum?

If shareholder states:

• Has Voted

We don’t currently have your vote recorded in our system. To ensure that your vote is counted at the meeting I can reconfirm your vote for you over the phone. Would you like to confirm your vote IN FAVOR of all proposals, along with the recommendation of your Board?